EXHIBIT 10.2

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) dated and effective as of November 25, 2025, is entered into by and between Golden Matrix Group, Inc, a Nevada corporation (“GMGI”), Anthony Brian Goodman (“Goodman”), and The McGeary Law Firm, P.C. (the “Escrow Agent” or “Agent”), each referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, GMGI and Goodman are party to a Severance and Release Agreement dated on or around the date hereof (the “Severance Agreement”), pursuant to which GMGI and Goodman have mutually agreed to terminate Goodman’s employment as the Chief Executive Officer of GMGI effective December 12, 2025, unless otherwise agreed by the Parties (“Termination Date”);

WHEREAS, pursuant to the Severance Agreement, among other things, GMGI has agreed to pay Goodman Nine Hundred Fifty One Thousand Seven Hundred and Fifty Dollars and Zero Cents ($951,750.00)(USD) in severance (“Severance Payment”) and unused vacation determined as of his Termination Date in the amount of Forty-Six Thousand Seven Hundred and Ninety-Two Dollars and Zero Cents ($46,792.00) in accrued, unused vacation pay (the “Accrued Vacation Pay”);

WHEREAS, pursuant to the Severance Agreement, GMGI and Goodman have agreed to enter into this Agreement to provide for GMGI to place (i) the Severance Payment and Accrued Vacation Pay, less all necessary and required withholdings, to include amounts withheld for Goodman’s Superannuation fund, and withholdings under Australian law, or the state and federal laws of the United States, as applicable in the amount of $537,327.26; and (the “Escrowed Funds”), and (ii) a resignation letter, signed by Goodman in the form attached hereto as Exhibit A(the “Resignation Letter”), in escrow, both of which shall be released upon written confirmation from GMGI to the Escrow Agent, as set forth herein;;

WHEREAS, the Parties desire for the Escrowed Funds and the Resignation Letter to be held in escrow by the Escrow Agent and to be released by the Escrow Agent in accordance with the terms and conditions of this Agreement;

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, the Parties hereto agree as follows:

Escrow Agreement

ARTICLE I

INTERPRETATION

1.1. Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

(a) “Agent” and “Escrow Agent” have the meaning given to such terms in the introductory paragraph of this Agreement.

(b) “Agent Fee” is defined in Section 4.3.

(c) “Agreement” means this Agreement, as amended, modified and/or supplemented from time to time by written agreement among the Parties hereto.

(d) “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the United States are authorized or required to be closed for business.

(e) “Court Order” has the meaning given to such term in Section 3.1(c) of this Agreement.

(f) “Escrowed Funds” has the meaning given to such term above.

(g) “Governing Documents” of a Person which is an entity mean the (i) articles or certificate of incorporation or association, certificate of formation, articles of organization or certificate of limited partnership or similar instrument under which such entity is formed; and (ii) the other documents or agreements, including bylaws, partnership agreements of partnerships, operating agreements of limited liability companies, or similar documents, adopted by the entity to govern the formation and internal affairs of the entity.

(h) “Person” means any individual or any general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization or governmental agency or entity.

(i) “Proceedings” has the meaning given to such term in Section 1.6 of this Agreement.

(j) “Regulations” has the meaning given to such term in Section 1.8.

(k) “Severance Agreement” has the meaning given to such term above.

1.2. Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto with respect to the arrangement with the Escrow Agent and supersedes all prior agreements, understandings, negotiations and discussions of the Parties hereto, whether oral or written with respect to the arrangement with the Escrow Agent. There are no warranties, representations and other agreements made by the Parties hereto in connection with the arrangement with the Escrow Agent except as specifically set forth in this Agreement.

Escrow Agreement

1.3. Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or Law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; and (xiii) references to “days” shall mean calendar days.

1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, in each case only by a written instrument signed by all Parties hereto, or, in the case of a waiver, by the Party waiving compliance. Except as expressly stated herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party hereto of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6. Law Governing this Agreement; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. With respect to any suit, action or proceeding relating to this Agreement or to the transactions contemplated hereby (“Proceedings”), each Party hereto irrevocably submits to the exclusive jurisdiction of the courts of the County of Clark, State of Nevada and the United States District court located in the county of Clark County in the State of Nevada. Each Party hereto hereby irrevocably and unconditionally (a) waives trial by jury in any Proceeding relating to this Agreement and for any related counterclaim and (b) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such Party. As between GMGI and Goodman, the prevailing Party shall be entitled to recover from the other Party its reasonable attorneys’ fees and costs. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of this Agreement shall not be affected and shall remain in full force and effect.

Escrow Agreement

1.7. Participation of Counsel. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement to favor any Party against the other.

1.8. U.S.A. Patriot Act Representations. Goodman and GMGI hereby represent and warrant that such Parties are not, nor are they acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, Goodman and GMGI have complied with all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to the following laws: (1) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (2) the National Emergencies Act, 50 U.S.C. 1601-1651; (3) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (4) Section 321 of the Antiterrorism Act, 18 U.S.C. 2332d; (5) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (6) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (7) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (8) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001 (collectively the “Regulations”).

1.9. Authority. Goodman and GMGI confirm that they have full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions or of any indenture, agreement, judgment, decree or other instrument or restriction to which Goodman or GMGI are a party or by which Goodman and GMGI may be bound or affected; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable Goodman and GMGI to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Goodman and GMGI in accordance with its terms.

1.10. No Untrue Representation or Warranty. Goodman and GMGI confirm that no representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished by Goodman and GMGI, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

Escrow Agreement

ARTICLE II

APPOINTMENT OF AND DELIVERIES TO THE ESCROW AGENT

2.1. Appointment. Goodman and GMGI hereby irrevocably designate and appoint the Escrow Agent as its escrow agent for the purposes set forth herein, and the Escrow Agent by its execution and delivery of this Agreement hereby accepts such appointment under the terms and conditions set forth herein.

2.2. Escrowed Funds; Resignation Letter. Goodman and GMGI understand and agree that the Severance Payment and Accrued Vacation Pay has or will be deposited with Global Technology Pty Ltd. (the “Australian Withholding Agent”), which has or shall make all necessary and required withholdings consistent with applicable Australian and state or federal U.S. laws from the Severance Payment and Accrued Vacation Pay, and has or will deposit with the Escrow Agent the net Severance Payment and Accrued Vacation Pay, referred to herein as the Escrowed Funds.  Further, the Escrow Agent confirms that Goodman has deposited or will deposit the Resignation Letter with the Escrow Agent.  The Escrow Agent shall hold the Escrowed Funds in the amount of $537,327.26 and Resignation Letter as an agent for Goodman and GMGI, subject to the terms and conditions of this Agreement.

2.3.   Intention to Create Escrow Over the Escrowed Funds and Resignation Letter. Goodman and GMGI intend that the Escrowed Funds and Resignation Letter shall be held in escrow by the Escrow Agent and released from escrow by the Escrow Agent only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF ESCROW

3.1. Release of Escrow. Pursuant to the Severance Agreement, GMGI and Goodman have agreed to enter into this Agreement to provide for GMGI to place (i) the Severance Payment and Accrued Vacation Pay, less Sixty Thousand Dollars and Zero Cents ($60,000.00), which will be paid to Goodman’s Superannuation fund, and less an additional Four Hundred and One Thousand Two Hundred and Fourteen Dollars and Seventy Four Cents ($401,214.74), which will be paid to the Australian Tax Office, by Global Technology Group Pty Ltd (the Australian withholding agent) on behalf of GMGI, leaving a balance of $537,327.26 (the “Escrowed Funds”), and (ii) a resignation letter, signed by Goodman in the form attached hereto as Exhibit A(the “Resignation Letter”), in escrow, pending the release of such Escrowed Funds and Resignation Letter on the 8th day following the execution of the Severance Agreement if mutually agreed in writing by the Parties, or the Termination Date, (the “Release Date”), upon written confirmation from GMGI to the Escrow Agent;

3.2. Disputes. Goodman and GMGI acknowledge that the only terms and conditions upon which the Escrowed Funds and Resignation Letter are to be released from escrow are as set forth in Articles 3 and 4 of this Agreement. Goodman and GMGI reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Funds and Resignation Letter. Any dispute with respect to the release of the Escrowed Funds or Resignation Letter shall be resolved pursuant to Section 4.2 hereof or by written agreement between Goodman and GMGI.

Escrow Agreement

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a) Goodman and GMGI acknowledge and agree that the Escrow Agent (i) shall not be required to inquire into whether Goodman or GMGI, or any other party is entitled to receipt of any document, or all or any portion of the Escrowed Funds or Resignation Letter; (ii) shall not be called upon to construe or review the Severance Agreement, the Governing Documents or any other document, instrument or agreement entered into in connection therewith, or the adequacy, accuracy or validity thereof; (iii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party thereto, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (v) may assume that any Person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (vi) shall not be responsible for the identity, authority or rights of any Person executing or delivering or purporting to execute or deliver this Agreement or any document or any funds deposited hereunder or any endorsement thereon or assignment thereof; (vii) shall not be under any duty to give the property held by the Escrow Agent hereunder any greater degree of care than the Escrow Agent gives its own similar property; (viii) shall not be required to and in fact shall not provide any opinion or guidance as to the legality or validity of any terms or conditions of the Severance Agreement, the Governing Documents or any other document, instrument or agreement entered into in connection therewith, under any law, statute or regulation whatsoever, or any activity taken or proposed to be taken by Goodman or GMGI whatsoever; (ix) shall be able to rely for all purposes on, and assume the validity of any Instructions received by the Escrow Agent hereunder; and (x) may consult counsel satisfactory to the Escrow Agent, in its sole determination, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) Goodman and GMGI acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement. Goodman and GMGI hereby agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives from and against any and all actions taken, suffered or omitted to be taken by the Escrow Agent or any of Escrow Agent’s partners, employees, agents and representatives hereunder and any and all claims, losses, liabilities, costs, damages and expenses suffered and/or incurred by the Escrow Agent or any of Escrow Agent’s partners, employees, agents and representatives arising in any manner whatsoever out of the transactions contemplated by this Agreement and/or any transaction related in any way hereto, including the fees of outside counsel and other costs and expenses of defending itself or any of its partners, employees, agents and representatives against any claims, losses, liabilities, costs, damages and expenses arising in any manner whatsoever in connection with this Agreement, out the transactions contemplated by this Agreement and the Severance Agreement, any misrepresentation of any confirmation, warranty or representation whatsoever of Goodman or GMGI hereunder or in connection with any Instructions, and/or any and all transaction related in any way hereto, except for such claims, losses, liabilities, costs, damages and expenses incurred by reason of the Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall owe a duty only to Goodman and GMGI under this Agreement and to no other Person.

Escrow Agreement

(c) The Escrow Agent may at any time resign as the escrow agent hereunder by giving five (5) Business Days prior written notice of resignation to Goodman and GMGI. Prior to the effective date of resignation as specified in such notice, Goodman and GMGI will issue to the Escrow Agent a written instruction authorizing delivery of the Escrowed Funds and Resignation Letter to a substitute escrow agent selected by Goodman and GMGI. If no successor escrow agent is named by Goodman and GMGI, the Escrow Agent may apply to a court of competent jurisdiction in the State of Nevada for appointment of a successor escrow agent, and deposit the Escrowed Funds and Resignation Letter with the clerk of any such court, and/or otherwise commence an interpleader or similar action for a determination of where to deposit the same.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken, suffered or omitted to be taken by it in good faith, and in accordance with advice of counsel, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except to the extent any such liability arose from its own willful misconduct or gross negligence.

(e) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(f) The provisions of this Section 4.1 and this Article IV shall survive the resignation of the Escrow Agent or the termination of this Agreement.

Escrow Agreement

4.2. Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrowed Funds or Resignation Letter, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrowed Funds and Resignation Letter pending receipt of an instruction from Goodman and GMGI, (ii) commence an interpleader or similar action, suit or proceeding for the resolution of any such dispute; and/or (iii) deposit the Escrowed Funds and Resignation Letter with any court of competent jurisdiction in the State of Nevada, in which event the Escrow Agent shall give written notice thereof to Goodman and GMGI and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrowed Funds or Resignation Letter. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel of the Escrow Agent’s choosing.

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to Goodman or GMGI or any other Person by reason of such compliance.

4.3. Payment of Escrow Agent. Goodman and GMGI shall reimburse the Escrow Agent for its reasonably outside counsel fees, if any, and only to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder. In addition, Goodman and GMGI hereby agree that the Escrow Agent shall be entitled to a fee of $3,000 (the “Agent Fee”) in consideration for the services rendered pursuant to this Agreement, payable on the date of this Agreement and deemed earned in full on the date thereof, which shall be split equally between the parties.

4.4 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; pandemics; fire; flood; wars; acts of terrorism; civil or military disturbances; governmental quarantines and restrictions; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts to resume performance as soon as reasonably practicable under the circumstances.

4.5 Further Duties, Responsibilities or Obligations Hereunder. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrowed Funds and Resignation Letter, unless Escrow Agent receives written instructions, signed by Goodman and GMGI, which eliminates such ambiguity or uncertainty.

Escrow Agreement

ARTICLE V

GENERAL MATTERS

5.1. Termination. This Agreement shall terminate upon disbursement of the Escrowed Funds and Resignation Letter in accordance with the terms of this Agreement or earlier upon the resignation of the Escrow Agent in accordance with the terms hereof, provided that Section 1.6, Section 1.8, Section 1.9, Section 5.4 and Article IV of this Agreement shall survive any termination.

5.2. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 5.2, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 5.2, but which acknowledgement of acceptance shall also include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable Party or Parties at the address specified on the signature page hereof, subject to notice of changes thereof from any Party with at least ten (10) Business Days’ notice to the other Parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

5.3. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any Party hereto without the prior written consent of the other Parties hereto. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns.

5.4. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, such invalid, illegal or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision. The Parties expressly acknowledge and agree that this Section is reasonable in view of the Parties’ respective interests.

5.5. Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (email) or downloaded from a website or data room mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

Escrow Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Escrow Agreement as of the date and year first above written.

“Goodman”:

/s/ Anthony Brian Goodman
Anthony Brian Goodman

Address for Notice:

XXXXXXX, Australia

Email: XXXXXXX

Escrow Agreement

“GMGI”

Golden Matrix Group, Inc.

/s/ William Scott
William Scott

Title: Chairman of the Board

Address for Notice:

Attn: William Scott
3651 Lindell Road, Suite D131
Las Vegas, NV 89103

Email: XXXXXXX

Escrow Agreement

“ESCROW AGENT”:

The McGeary Law Firm, P.C.

/s/ Aaron D. McGeary
Aaron D. McGeary

Address for Notice:

2 N Central Ave, Suite 1800, Phoenix, Arizona, 85004

Attn: Aaron D. McGeary

Email: amcgeary@mcgearylawfirm.com

Escrow Agreement

EXHIBIT A

Form of Resignation Letter

Escrow Agreement